EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                                          Filed 99 Mar-4 AM 9:45
                                                              SECRETARY OF STATE
                                                            TALLAHASSEE, FLORIDA

The undersigned incorporator, for the purpose of forming a corporation under the Florida Business Corporation Act, hereby adopts the following Articles of Incorporation.

ARTICLE 1      NAME

The Name of the corporation shall be:  INVESTRA ENTERPRISES, INC.

ARTICLE II     PRINCIPAL OFFICE

The principal place of business and mailing address of this corporation shall be:

465 Ocean Dr., #224
Miami Beach, FL 33139

ARTICLE III    SHARES

The number of shares of stock that this corporation is authorized to have outstanding at any one time is:

1,000,000         ONE MILLION

ARTICLE IV     INITIAL REGISTERED AGENT AND STREET ADDRESS

The name and Florida street address of the initial registered agent are:

Scott A. Deitler
465 Ocean Dr., #224
Miami Beach, FL 33139

ARTICLE V      INCORPORATOR

The name and address of the incorporator to these Articles of Incorporation are:

Scott A. Deitler
465 Ocean Dr., #224
Miami Beach, FL 33139

/S/SCOTT A. DEITLER                                           3/1/99
Signature/Incorporator                                        Date

  (An additional article must be added if an effective date is requested)

Having been named as registered agent and to accept service of process for the above stated corporation at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

/S/SCOTT A. DEITLER                                           3/1/99
Signature/Registered Agent                                    Date

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